                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                          BIOSOURCE TECHNOLOGIES, INC.
                           (A CALIFORNIA CORPORATION),


                         LARGE SCALE BIOLOGY CORPORATION
                            (A DELAWARE CORPORATION),


                     N. LEIGH ANDERSON, CONSTANCE L. SENIFF
                              AND ROBERT J. WALDEN


                                       AND


                          [INSERT LSB SHAREHOLDER HERE]


                             AS OF JANUARY 25, 1999

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1 PURCHASE AND SALE OF SECURITIES....................................................1

        1.1       PURCHASE, SALE AND SURRENDER OF  SECURITIES................................1

ARTICLE 2 PURCHASE PRICE; PUT OPTION.........................................................1

        2.1       CONSIDERATION..............................................................1
        2.2       AMOUNT.....................................................................2
        2.3       PUT OPTION.................................................................2

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF LARGE SCALE  AND THE MANAGEMENT GROUP............3

        3.1       ORGANIZATION AND QUALIFICATION: SUBSIDIARIES...............................4
        3.2       CERTIFICATE OF INCORPORATION AND BYLAWS....................................4
        3.3       CAPITALIZATION.............................................................4
        3.4       AUTHORITY RELATIVE TO THIS AGREEMENT.......................................6
        3.5       NO CONFLICT: REQUIRED FILINGS AND CONSENTS.................................6
        3.6       PERMITS; COMPLIANCE WITH LAWS..............................................6
        3.7       FINANCIAL STATEMENTS.......................................................7
        3.8       ABSENCE OF CERTAIN CHANGES OR EVENTS.......................................8
        3.9       EMPLOYEE BENEFIT PLANS; LABOR MATTERS......................................8
        3.10      CERTAIN TAX MATTERS.......................................................11
        3.11      CONTRACTS; DEBT INSTRUMENTS...............................................11
        3.12      LITIGATION................................................................12
        3.13      ENVIRONMENTAL MATTERS.....................................................12
        3.14      INTELLECTUAL PROPERTY.....................................................13
        3.15      TAXES.....................................................................15
        3.16      PROPERTIES................................................................16
        3.17      CONTRACTS.................................................................16
        3.18      AFFILIATES................................................................18
        3.19      BROKERS...................................................................18
        3.20      CERTAIN BUSINESS PRACTICES................................................18
        3.21      TRANSACTION EXPENSES......................................................18
        3.22      INTERESTED PARTY TRANSACTIONS.............................................18
        3.23      BUSINESS ACTIVITY RESTRICTIONS............................................19

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDER..................................19

        4.1       AUTHORIZATION.............................................................19
        4.2       TITLE.....................................................................19
        4.3       PURCHASE ENTIRELY FOR OWN ACCOUNT.........................................20
        4.4       DISCLOSURE OF INFORMATION.................................................20
        4.5       INVESTMENT EXPERIENCE.....................................................20

                                                                                          Page
                                                                                          ----
        4.6       RESTRICTED SECURITIES.....................................................20
        4.7       LEGENDS...................................................................20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BIOSOURCE.......................................20

        5.1       ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............................20
        5.2       ARTICLES OF INCORPORATION AND BYLAWS......................................21
        5.3       CAPITALIZATION............................................................21
        5.4       AUTHORITY RELATIVE TO THIS AGREEMENT......................................22
        5.5       NO CONFLICT; REQUIRED FILINGS AND CONSENTS................................22
        5.6       PERMITS; COMPLIANCE WITH LAWS.............................................23
        5.7       PRIVATE PLACEMENT MEMO....................................................23
        5.8       BROKERS...................................................................23

ARTICLE 6 COVENANTS.........................................................................23

        6.1       CONDUCT OF BUSINESS BY LARGE SCALE PENDING THE CLOSING....................23
        6.2       CONDUCT OF BUSINESS BY BIOSOURCE PENDING THE CLOSING......................25
        6.3       NOTICES OF CERTAIN EVENTS.................................................26
        6.4       ACCESS TO INFORMATION; CONFIDENTIALITY....................................27
        6.5       NO SOLICITATION OF TRANSACTIONS...........................................27
        6.6       FURTHER ACTION; CONSENTS; FILINGS.........................................28
        6.7       EMPLOYEE MATTERS..........................................................28

ARTICLE 7 ADDITIONAL AGREEMENTS.............................................................29

        7.1       PUBLIC ANNOUNCEMENTS......................................................29
        7.2       BLUE SKY..................................................................29
        7.3       DIRECTORS.................................................................29

ARTICLE 8 CONDITIONS TO THE TRANSACTION.....................................................29

        8.1       CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE
                  TRANSACTION...............................................................29
        8.2       CONDITIONS TO THE OBLIGATIONS OF LARGE SCALE, THE MANAGEMENT GROUP
                  AND THE SECURITYHOLDER....................................................30
        8.3       CONDITIONS TO THE OBLIGATIONS OF BIOSOURCE................................30
        8.4       EXPIRATION OF OFFER TO SECURITYHOLDER.....................................31

ARTICLE 9 CLOSING...........................................................................31

        9.1       EFFECTIVE TIME............................................................31
        9.2       DELIVERIES BY LARGE SCALE AND SECURITYHOLDER..............................31
        9.3       DELIVERIES BY BIOSOURCE...................................................32
        9.4       FURTHER ASSURANCES........................................................32

ARTICLE 10 TERMINATION, AMENDMENT AND WAIVER................................................32

        10.1      TERMINATION...............................................................32


                                      ii.

                                                                                          Page
                                                                                          ----
        10.2      EFFECT OF TERMINATION.....................................................33
        10.3      AMENDMENT.................................................................33
        10.4      WAIVER....................................................................33
        10.5      EXPENSES..................................................................34

ARTICLE 11 GENERAL PROVISIONS...............................................................34

        11.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; MANAGEMENT GROUP
                  LIABILITY; ARBITRATION....................................................34
        11.2      NOTICES...................................................................35
        11.3      SEVERABILITY..............................................................35
        11.4      ASSIGNMENT; BINDING EFFECT, BENEFIT.......................................36
        11.5      INCORPORATION OF EXHIBITS.................................................36
        11.6      GOVERNING LAW.............................................................36
        11.7      WAIVER OF JURY TRIAL......................................................36
        11.8      HEADINGS..................................................................36
        11.9      COUNTERPARTS..............................................................36
        11.10     ENTIRE AGREEMENT..........................................................36

Exhibits
--------
   A           Certificate of Designations
   B           Large Scale Disclosure Schedule


                                      iii.

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of January 25, 1999 by and among Large Scale Biology Corporation, a Delaware corporation ("Large Scale") N. Leigh Anderson, Constance
L. Seniff, and Robert J. Walden (collectively, the "Management Group") and [INSERT LSB SHAREHOLDER HERE] (the "Securityholder")] and Biosource Technologies, Inc., a California corporation ("Biosource").

                                    RECITALS

        WHEREAS, Biosource desires to acquire all of the rights of equity ownership of the Securityholder through the purchase by Biosource of a minimum of 80% of the issued and outstanding shares of capital stock of Large Scale (the "Transaction");

        WHEREAS, in furtherance thereof, Biosource will pay to Securityholder consideration in the form of shares of the capital stock of Biosource for his shares of capital stock of Large Scale; and

        WHEREAS, the parties intend for the transactions contemplated by this Agreement to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                         PURCHASE AND SALE OF SECURITIES

        1.1 Purchase, Sale and Surrender of Securities. Upon the terms and subject to the conditions of this Agreement, the Securityholder shall sell to Biosource and Biosource shall purchase from the Securityholder all of the shares of capital stock of Large Scale (the "Large Scale Shares") held by the Securityholder (each a "Tendered Large Scale Share", collectively, the "Tendered Large Scale Shares") at the Closing (as defined in Section 9.1 hereof). Further, each option or warrant held by Securityholder to purchase Large Scale Shares ("Large Scale Options") shall be exchanged by Biosource for an option or warrant to purchase Biosource shares as further provided below. The Tendered Large Scale Shares and the Large Scale Options shall collectively be referred to as the "Large Scale Securities."

                                    ARTICLE 2
                           PURCHASE PRICE; PUT OPTION

        2.1 Consideration. Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Large Scale Securities and in full payment therefor, Biosource will pay, or cause to be paid, the purchase price set forth in Section 2.2 and agrees to the put option provided in Section 2.3.

        2.2 Amount. The purchase price ("Purchase Price") for the Tendered Large Scale Shares shall consist of shares of Series G Preferred Stock of Biosource to be issued directly from Biosource to the Securityholder (each share of stock of Biosource Series G Preferred Stock a "Biosource Share," collectively, the "Biosource Shares") with the rights, preferences, privileges and restrictions set forth on the Certificate of Designations attached hereto as Exhibit A. At the Effective Time (as defined below), the Securityholder shall receive in exchange for each Tendered Large Scale Share, one-fourth (1/4) of a Biosource Share. Fractional shares shall not be issued and each Securityholder shall receive in exchange for each Tendered Large Scale Share the nearest number of whole Biosource Shares. One hundred percent (100%) of the total number of Biosource Shares payable to the Securityholder shall be issued and delivered at the Effective Time. Further, each Large Scale Option held by the Securityholder which is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and exchanged for an option or warrant to purchase shares of Biosource Common Stock ("Biosource Common") in such number and at such exercise price as follows hereafter and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Transaction).

                (a) The number of shares of Biosource Common to be subject to the new option or warrant shall be equal to the product of (x) the number of Large Scale Shares subject to the original option or warrant prior to the Effective Time and (y) one-fourth (1/4).

                (b) The exercise price per share of the shares of Biosource Common under the new option or warrant shall be equal to (x) the exercise price per share of Large Scale Options in effect under the original option or warrant immediately prior to the Effective Time divided by (y) one-fourth (1/4)

                (c) In effecting such assumption and conversion, the aggregate number of shares of Biosource Common to be subject to each exchanged option or warrant will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

                The foregoing will not result in any accelerated vesting of those options or the shares purchasable thereunder, and the vesting schedule in effect for each Large Scale Option immediately prior to the Effective Time shall be replicated by the terms of the option to be issued by Biosource in exchange therefore.

        2.3 Put Option.

        (a) If, at any time prior to the third anniversary of the Effective Date, Biosource (i) sells at least fifty percent (50%) of its shares of capital stock of Large Scale, or (ii) sells substantially all of the assets of Large Scale to a third party other than an Affiliate (as defined in Section 3.18) of Biosource, or (iii) combines Large Scale with Biosource or another wholly-owned entity of Biosource and within six months thereafter sells substantially all of the assets of Large Scale to a third party other than an Affiliate of Biosource, then, in any such event (a "Put Qualification Event"), the Securityholder shall have the right (but not the obligation) to require that Biosource purchase from the Securityholder all of the Biosource Shares acquired by the


                                    2 of 39.

Securityholder pursuant to this Agreement (the "Put Shares") for consideration equal to ten dollars ($10) per share (as adjusted for subdivisions, stock dividends, reclassifications, combinations, or consolidations) paid in the same form and in the same proportion as the consideration received by Biosource pursuant to the Put Qualification Event (the "Put Option"). Consideration other than cash shall be deemed for purposes of the Put Option to have the same value as it was deemed to have for the purpose of the Put Qualification Event. In any event, the Securityholder's right to exercise the Put Option shall be contingent upon the closing of the Put Qualification Event.

        (b) Biosource shall notify the Securityholder no later than thirty (30) days after the closing of the Put Qualification Event. Upon receipt of such notice, the Securityholder shall provide written notice of its intent to exercise the Put Option, which notice shall specify the number of Biosource Shares to be sold (the "Put Option Exercise Notice").

        (c) Within thirty (30) days of receipt of the Put Option Exercise Notice, Biosource shall purchase the Put Shares for the consideration set forth in Section 2.3(a) at a closing (the "Put Closing") to be held at the office of Brobeck, Phleger and Harrison, One Market, Spear Street Tower, San Francisco, California, 94105, or such other place as Biosource and the Securityholder may agree. At the Put Closing, the Securityholder shall tender the certificates representing the Put Shares and such other documents and certifications as Biosource or its counsel may reasonably require.

        (d) Notwithstanding the foregoing, the Put Option shall expire as of the date of the final prospectus for an initial public offering of Biosource in which shares are sold to the public at a price per share (determined without regard to underwriter commissions and expenses) of not less than $9 (as adjusted from the date hereof for stock splits, reverse stock splits and the like) and an aggregate offering price of not less than $15,000,000. Further, in the event that the registration filed in connection with such initial public offering is withdrawn after completion of the final prospectus used in connection therewith, the Put Option (and each subsection of this Section 2.3) shall be reinstated to full force and effect.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF LARGE SCALE
                            AND THE MANAGEMENT GROUP

        Except as disclosed in the disclosure schedule dated as of January 25, 1999 and delivered by Large Scale and the Management Group to Biosource prior to the execution and delivery of this Agreement (the "Large Scale Disclosure Schedule"), attached hereto as Exhibit B, it being understood that no matter disclosed in any section of the Large Scale Disclosure Schedule shall be deemed disclosed with respect to any section of this Agreement (other than one under which it is explicitly disclosed or incorporated by reference). Large Scale and the Management Group, to the best of their knowledge and after reasonable investigation, hereby represent and warrant to Biosource that the following representations are true and correct in all material respects as of the date of this Agreement and will continue to be true as of the Effective Time:


                                    3 of 39.

        3.1 Organization and Qualification: Subsidiaries.

                (a) Large Scale has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and approvals is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, "Material Adverse Effect" shall mean any circumstance, change in, or effect on the business conduct or success or current state of technological competitiveness of the parties to this Agreement and their respective subsidiaries (if any) that, individually or in the aggregate with any other circumstances, changes in, or effects on, parties to this Agreement and their respective subsidiaries (if any) which: (i) is, or could reasonably be expected to be, in light of the facts known at the time of this Agreement to the party suffering such Material Adverse Effect as of the date of this Agreement, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the parties to this Agreement and their respective subsidiaries (if any), taken as a whole, or (ii) could reasonably be expected to, in light of facts known at the time of this Agreement to the party suffering such Material Adverse Effect, have a Material Adverse Effect on the ability of Biosource or Large Scale, taken as a whole, to operate or conduct the business and operations of Large Scale in the manner in which the business and operations of Large Scale are currently operated or conducted by Large Scale. Large Scale is duly qualified or licensed to do business, and is in good standing (to the extent applicable) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

                (b) Large Scale has no subsidiaries. Except as set forth in
Section 3.1 of the Large Scale Disclosure Schedule, Large Scale does not own any equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Large Scale taken as a whole.

        3.2 Certificate of Incorporation and Bylaws. Except as set forth in
Section 3.2 of the Large Scale Disclosure Schedule, the copies of Large Scale's Certificate of Incorporation and Bylaws previously provided to Biosource, are true, accurate, and complete copies thereof. Such Certificate of Incorporation and Bylaws are in full force and effect. Large Scale is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        3.3 Capitalization. As of the date hereof, the authorized capital stock of Large Scale consists of 30,000,000 shares of Common Stock, of which 20,000,000 shares are designated Class A Common Stock, and 10,000,000 shares are designated Class B Common Stock and 12,000,000 shares of Preferred Stock, of which 11,800,000 shares are designated Class A Preferred Stock and 200,000 shares are designated as Class B Preferred Stock. As of the date hereof (i) no shares of Large Scale Class A Common Stock are issued and outstanding, (ii) no shares of Large Scale Class A Common Stock are held in the treasury of the Large Scale, (iii)


                                    4 of 39.

161,500 shares of Large Scale Class A Common Stock are reserved for future issuance pursuant to stock options or stock incentive rights granted by Large Scale, (iv) 161,500 shares of Large Scale Class A Common Stock are reserved and committed for issuance to individuals listed in Section 3.3 of Large Scale Disclosure Schedule, (v) 9,895,081 shares of Large Scale Class B Common Stock are issued and outstanding, (vi) no shares of Large Scale Class B Common Stock are held in the treasury of Large Scale, (vii) no shares of Large Scale Class B Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the stock option, equity, or similar plans maintained by Large Scale, (viii) no shares of Large Scale Class A Preferred Stock are issued and outstanding, (ix) no shares of Large Scale Class A Preferred Stock are held in the treasury of the Large Scale, (x) no shares of Large Scale Class A Preferred Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the stock option, equity, or similar plans maintained by Large Scale, (xi) no shares of Large Scale Class A Preferred Stock are reserved and committed for issuance, (xii) 163,800 shares of Large Scale Class B Preferred Stock are issued and outstanding, (xiii) no shares of Large Scale Class B Preferred Stock are held in the treasury of the Large Scale, (xiv) no shares of Large Scale Class B Preferred Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the stock option, equity, or similar plans maintained by Large Scale, and (xv) no shares of Large Scale Class B Preferred Stock are reserved and committed for issuance. Except for shares of Large Scale capital stock issuable pursuant to any and all employee, entity, option or similar plans maintained by Large Scale, each of which is described in detail (including the number of Large Scale Shares issuable pursuant thereto) in
Section 3.3 of the Large Scale Disclosure Schedule or pursuant to other agreements or arrangements described in Section 3.3 of the Large Scale Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Large Scale is a party or by which Large Scale is bound relating to the issued or unissued capital stock of Large Scale or obligating Large Scale to issue or sell any shares of capital stock of, or other equity interests in, Large Scale. Section 3.3 of the Large Scale Disclosure Schedule sets forth a complete and accurate list as of the date hereof of (w) the number of options and warrants to purchase shares of Common Stock and Preferred Stock of Large Scale, (x) the exercise price of each such outstanding stock option and warrant, (y) the vesting schedule of each such outstanding stock option and warrant and (z) the grantee or holder of each such option and warrant. All shares of Large Scale Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Large Scale to repurchase, redeem or otherwise acquire any shares of Large Scale capital stock. Except as set forth in Section 3.3 of the Large Scale Disclosure Schedule, there are no material outstanding contractual obligations of Large Scale to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any corporation, partnership, limited liability company, or other entity.


                                    5 of 39.

        3.4 Authority Relative to This Agreement. Large Scale has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Large Scale has been duly and validly authorized by all necessary corporate action, and, to Large Scale's and the Management Group's knowledge, no other corporate proceedings on the part of Large Scale or the Management Group are necessary to authorize this Agreement or to consummate the Transaction except the tender by the Securityholder of the Large Scale Shares and as further set forth in Article 8 hereof. This Agreement has been duly executed and delivered by Large Scale and the Management Group and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Large Scale and the Management Group, enforceable against Large Scale and the Securityholder in accordance with its terms.

        3.5 No Conflict: Required Filings and Consents.

                (a) The execution and delivery of this Agreement by Large Scale and the Securityholder do not, and the performance by Large Scale and the Management Group and the Securityholder of their obligations hereunder and the consummation of the Transaction will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Large Scale, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 3.5(b) have been obtained and all filings and notifications described in
Section 3.5(b) have been made, conflict with or violate any law applicable to the Securityholder (to the extent such laws apply to shares held by the Securityholder), the Management Group, or Large Scale or by which any property or asset of Large Scale, or the Management Group is bound or affected, or (iii) except as set forth in Section 3.5(a) of the Large Scale Disclosure Schedule, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time or both, could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Large Scale pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not reasonably expected, individually or in the aggregate, (A) to have a Material Adverse Effect or (B) to prevent or materially delay the performance by Large Scale of its obligations pursuant to this Agreement or the consummation of the Transaction. The foregoing representation as to the Securityholder shall be limited to the acts of the Securityholder undertaken to deliver Securityholder's shares, hereunder.

                (b) The execution and delivery of this Agreement by Large Scale and the Management Group do not, and the performance by Large Scale, the Management Group and the Securityholder of their obligations hereunder and the consummation of the Transaction will not, require any consent, approval, authorization or permit of, or filing by Large Scale with or notification by Large Scale to, any governmental entity other than as set forth in Section 3.5(b) of the Large Scale Disclosure Schedule.

        3.6 Permits; Compliance With Laws. Large Scale is in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals


                                    6 of 39.

and orders of any governmental entity necessary for Large Scale to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted and
(ii) agreements from all federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated (collectively, the "Large Scale Permits"), except where the failure to have, or the suspension or cancellation of, any of the Large Scale Permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Large Scale Permits is pending or, to the knowledge of Large Scale, threatened, except where the failure to have, or the suspension or cancellation of, any of the Large Scale Permits are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Large Scale is not in conflict with, or in default or violation of, (i) any law applicable to Large Scale or by which any property or asset of Large Scale is bound or affected or (ii) any Large Scale Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Large Scale has not received notice from the regulatory authorities that enforce the statutory or regulatory provisions of any pending or threatened investigations or surveys, and no such investigations or surveys are pending or, to the knowledge of the Large Scale, threatened or imminent that are reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.6 of the Large Scale Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Large Scale, threatened against Large Scale that could reasonably be expected to result in (i) the loss or revocation of a Large Scale Permit or (ii) the suspension or cancellation of any other Large Scale Permit. Except as set forth in Section 3.6 of the Large Scale Disclosure Schedule, since September 30, 1998, Large Scale has not received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of laws, except for written notices relating to possible conflicts, defaults or violations that are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

        3.7 Financial Statements.

                (a) Large Scale has provided to Biosource audited, consolidated financial statements for the fiscal years ended October 31, 1997 and October 31, 1998 (collectively and as amended, the "Large Scale Reports").

                (b) Each of the Large Scale Reports (including, in each case, any notes thereto) was prepared in accordance with U.S. G.A.A.P. applied on a consistent basis throughout the periods indicated and from period to period (except as may be indicated in the notes thereto) and each presents fairly, in all material respects, the financial position of Large Scale as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

                (c) Except as and to the extent set forth or reserved against on the balance sheet of Large Scale as reported in the Large Scale Reports, including the notes thereto, Large


                                    7 of 39.

Scale has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. G.A.A.P., except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since October 31, 1998 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        3.8 Absence of Certain Changes or Events. Since October 31, 1998, except as contemplated by or as disclosed in this Agreement or, as set forth in Section 3.8, (or, with respect to stock options, Section 3.3) of the Large Scale Disclosure Schedule, Large Scale has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been
(i) any Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Transaction by Large Scale, (iii) any material change by Large Scale in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Large Scale capital stock or any redemption, purchase or other acquisition of any of Large Scale's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Large Scale except in the ordinary course of business consistent with past practice.

        3.9 Employee Benefit Plans; Labor Matters.

                (a) Section 3.9(a) of the Large Scale Disclosure Schedule lists
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Large Scale is a party, with respect to which Large Scale has any obligation or which are maintained, contributed to or sponsored by Large Scale for the benefit of any current or former employee, officer or director of Large Scale, (ii) each employee benefit plan for which Large Scale could incur liability under Section 4069 of ERISA in the event such plan has been or was to be terminated, (iii) any plan in respect of which Large Scale could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between Large Scale or any of its Affiliates (as such term is defined in Section 3.18 hereof) and any employee of Large Scale, including, without limitation, any contracts, arrangements or understandings relating to the sale of Large Scale (collectively, the "Large Scale Benefit Plans"). With respect to each Large Scale Benefit Plan, Large Scale has delivered or made available to Biosource a true, complete and correct copy of
(i) such Large Scale Benefit Plan and the most recent summary plan description related to such Large Scale Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Large Scale Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Large Scale Benefit Plan,
(iv) the most recent actuarial report or financial


                                    8 of 39.

statement relating to such Large Scale Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Large Scale Benefit Plan, if it is qualified under Section 401(a) of the Code. Except as disclosed on Section 3.9(a) of the Large Scale Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which Large Scale is a party, with respect to which Large Scale has any obligation or which are maintained, contributed to or sponsored by Large Scale for the benefit of any current or former employee, officer or director of Large Scale. Large Scale has no express or implied commitment, whether legally enforceable or not, (i) to create and incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Large Scale Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                (b) None of the Large Scale Benefit Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multi-employer Plan") or a single employer pension plan (within the meaning of
Section 4001(a)(15) of ERISA) for which Large Scale could incur liability under
Section 4063 or 4064 of ERISA. None of the Large Scale Benefit Plans provide for or promise retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Large Scale.

                (c) Each Large Scale Benefit Plan has been administered in all material respects in accordance with its terms, and all contributions required to be made under the terms of any of the Large Scale Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Large Scale Reports prior to the date of this Agreement. Except as set forth in
Section 3.9(c) of the Large Scale Disclosure Schedule, with respect to the Large Scale Benefit Plans, no event has occurred and, to the knowledge of Large Scale, there exists no condition or set of circumstances in connection with which Large Scale could be subject to any liability under the terms of such Large Scale Benefit Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No legal action, suit or claim is pending or threatened with respect to any Large Scale Benefit Plan (other than claims for benefits in the ordinary course).

                (d) Large Scale hereby represents that, other than as disclosed in Section 3.9(d) of the Large Scale Disclosure Schedule or where the failure of such representation to be true could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Large Scale Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Large Scale Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Large Scale's knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Large Scale Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by Large Scale which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the


                                    9 of 39.

Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and to Large Scale's knowledge no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) to Large Scale's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Large Scale Benefit Plan; (iv) Large Scale has not incurred any liability for any penalty or tax arising under Sections 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and to Large Scale's knowledge no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Large Scale Benefit Plan; (vi) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Large Scale Benefit Plan subject to Title IV of ERISA; (vii) no Large Scale Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Large Scale Benefit Plan; (viii) none of the assets of Large Scale is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; Large Scale has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (ix) all contributions, premiums or payments required to be made with respect to any Large Scale Benefit Plan have been made on or before their due dates; (x) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance; and (xi) as of the Effective Time, no Large Scale Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                (e) Except as set forth in Section 3.9(e) of the Large Scale Disclosure Schedule, to Large Scale's knowledge, Large Scale is in compliance with the requirements of the Americans With Disabilities Act.

                (f) Large Scale is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

                (g) Except as set forth in Section 3.9(g) of the Large Scale Disclosure Schedule, Large Scale is not a party to any collective bargaining or other labor union contract applicable to persons employed by Large Scale and no collective bargaining agreement is being negotiated by Large Scale. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Large Scale pending or, to the knowledge of Large Scale, threatened which may interfere with the respective business activities of Large Scale, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, to the knowledge of Large Scale, none of Large Scale or any of its respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Large Scale, and there is no charge or complaint against Large Scale by the National Labor Relations Board or any comparable governmental entity pending or threatened in writing, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect.


                                   10 of 39.

                (h) Large Scale has delivered to Biosource true, accurate, and complete copies of (i) all employment agreements with officers and all consulting agreements of Large Scale providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Large Scale with or relating to their respective employees or consultants, and
(iii) all plans, programs, agreements and other arrangements of Large Scale with or relating to their respective employees or consultants which contain "change of control" provisions.

                (i) Large Scale has approximately 16 full-time equivalent employees and generally enjoys good employer-employee relations. Large Scale is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither Large Scale nor Biosource will by reason of the Transaction or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with Large Scale's normal policies and as is provided in Section 3.9
(i) of the Large Scale Disclosure Schedule). True and complete information as to all current directors, officers, employees or consultants of Large Scale, including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to Biosource.

                (j) Section 3.9(j) of the Large Scale Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1997 and 1998, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Large Scale whose annual compensation exceeded in 1997 and 1998 (or, in 1999, is expected to exceed) $100,000.

        3.10 Certain Tax Matters. Except as disclosed in the Large Scale Reports, neither Large Scale nor, to the knowledge of Large Scale, any of its Affiliates (as such term is defined in Section 3.18 hereof) has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Transaction from constituting a transaction qualifying under Section 368 of the Code. Large Scale is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Transaction from so qualifying under Section 368 of the Code.

        3.11 Contracts; Debt Instruments. Except as disclosed herein or in
Section 3.11 of the Large Scale Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Large Scale taken as a whole (each, a "Material Contract"). Except as disclosed herein or in Section 3.11 of the Disclosure Schedule, Large Scale is not in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound other than such violation or default that could not reasonably be expected to result in a Material Adverse Effect.


                                   11 of 39.

        3.12 Litigation. Except as disclosed in Section 3.12 of the Large Scale Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Large Scale, threatened against Large Scale before any governmental entity. Except as disclosed in Section 3.12 of the Large Scale Disclosure Schedule, Large Scale is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        3.13 Environmental Matters. (a) Except as disclosed in Section 3.13 of the Large Scale Disclosure Schedule (i) Large Scale is in compliance with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) all past noncompliance of Large Scale with Environmental Laws (as defined in Section 3.13(b)) or Environmental Permits (as defined in Section 3.13(b)) has been resolved without any pending, ongoing or future obligation, cost or liability (though Section 3.13 of the Large Scale Disclosure Schedule contains a complete description of any such past noncompliance); and (iii) Large Scale has not released a Hazardous Material (as defined in Section 3.13(d)) at, or transported a Hazardous Material (as defined in Section 3.13(d)) to or from, any real property currently or formerly owned, leased or occupied by Large Scale, in violation of any Environmental Law.

                (b) "Environmental Law" shall mean any law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 et seq. and analogous state, provincial and foreign laws.

                (c) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                (d) "Hazardous Material" for the purpose of this Agreement, shall mean (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance the use, handling, generation, treatment, storing, release or exposure to which is regulated by any governmental authority.


                                   12 of 39.

        3.14 Intellectual Property.

                (a) Large Scale Intellectual Property. All patents, trademarks, trade names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of the foregoing registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Large Scale's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Large Scale or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Large Scale are hereinafter referred to as the "Large Scale Intellectual Property."

                (b) Applications and Registrations. Section 3.14 (b) of the Large Scale Disclosure Schedule contains a true and complete list of all of Large Scale's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by Large Scale to protect its interests in the Large Scale Intellectual Property, as well as all descriptions of all contracts and agreements concerning the Large Scale Intellectual Property.

                (c) Rights to Large Scale Intellectual Property. The Large Scale Intellectual Property consists solely of items and rights which are: (i) owned by Large Scale; (ii) in the public domain; or (iii) rightfully used by Large Scale and its successors pursuant to a valid license. Large Scale has all rights in the Large Scale Intellectual Property necessary to carry out Large Scale's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, have made, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, import, distribute, license or sublicense, offer for sale and sell the Large Scale Intellectual Property.

                (d) Third Party Claims. To Large Scale's or the Management Group's knowledge, reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Large Scale Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Large Scale does not infringe on any patent, copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, mask work or of any person or the patent of any person. No claims (i) challenging the validity, effectiveness or ownership by Large Scale of any of the Large Scale Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Large Scale infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of Large Scale, are threatened by any person, nor are there, to Large Scale's or the Management Group's knowledge, any valid grounds for any bona fide claim of any such kind; provided that with respect to the third-party software listed in Section 3.14 (d) of the Large Scale


                                   13 of 39.

Disclosure Schedule, the foregoing shall apply only to the best of Large Scale's knowledge. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Large Scale are enforceable and subsisting. To the best of Large Scale's or the Management Group's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Large Scale Intellectual Property by any third party, employee or former employee.

                (e) Royalties. Except as set forth in Section 3.14 (e) of the Large Scale Disclosure Schedule, there are no royalties, fees, honoraria or other payments payable by Large Scale to any person or entity by reason of the ownership, development, use, license, sale or disposition of the Large Scale Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                (f) Personnel. Except as set forth in Section 3.14(f) of the Large Scale Disclosure Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Large Scale Intellectual Property on behalf of Large Scale, have executed nondisclosure agreements in the form set forth on the Large Scale Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with Large Scale in accordance with applicable national and state law that has accorded Large Scale full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Large Scale as assignee that have conveyed to Large Scale effective and exclusive ownership of all tangible and intangible property thereby arising.

                (g) Third Party Agreements. Large Scale is not, nor as a result of the execution or delivery of this Agreement, or performance of Large Scale's obligations hereunder, will Large Scale be, in violation of any license, sublicense, agreement or instrument to which Large Scale is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Large Scale's obligations hereunder, cause the diminution, termination or forfeiture of any Large Scale Intellectual Property except as would not result in a Material Adverse Effect.

                (h) Third-Party Technology. Section 3.14 (h) of the Large Scale Disclosure Schedule contains a complete list of (i) material and licenses used in the development of its proprietary ProGEx(TM) technology platform and (ii) material software systems and applications used by Large Scale in the operation of its business. The Large Scale Disclosure Schedule lists all license agreements for the use of all such material and, if any such material is not licensed, the basis of the use of such material by Large Scale. All use of each of such material by Large Scale has been in full compliance with the respective license agreement or other right of use listed on the Disclosure Schedule.

                (i) Contract Performance. Large Scale has observed all material provisions of, and performed all of their material obligations under, all license agreements. Large Scale has not taken any action that could cause, or failed to take any action, except that Large Scale has not filed any copyright registrations or patent applications with respect to the Large Scale Intellectual Property, the failure of which could cause, (i) any source code, trade secret or other Large Scale Intellectual Property to be released from an escrow or otherwise made available to


                                   14 of 39.

any person or entity other than those persons described in Section 3.14, dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse effect on the protection of the Large Scale Intellectual Property under trade secret, copyright, patent or other intellectual property laws.

        3.15 Taxes. Large Scale hereby represents that, other than as disclosed in Section 3.15 of the Large Scale Disclosure Schedule: (a) Large Scale has filed all United States federal income Tax and all other material Tax returns required to be filed by it, and Large Scale has paid and discharged all Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which Large Scale is maintaining reserves to the extent currently required in all material respects adequate for their payment;
(b) neither the IRS nor any other Taxing authority or agency is now asserting or, to the best of Large Scale's knowledge, threatening to assert against Large Scale any deficiency or claim for additional Taxes other than additional Taxes with respect to which Large Scale is maintaining reserves in all material respects adequate for their payment, and there are no requests for information currently outstanding that could affect the Taxes of Large Scale; (c) Large Scale is not currently being audited by any Taxing authority; (d) there are no Tax liens on any assets of Large Scale other than for current Taxes not yet payable; (e) Large Scale has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (f) the accruals and reserves for taxes reflected in the audited balance sheet as of October 31, 1998 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with U.S. G.A.A.P. and there are no material unpaid Taxes that have accrued since the date of such balance sheet; (g) Large Scale is not required to include in income any amount in respect of any adjustment under Section 481 of the Code; and (h) Large Scale is not a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to
Section 280G(b)(4) of the Code. Within ten days after the date hereof, Large Scale will make available to Biosource or its legal counsel for inspection copies of all income and sales and use Tax Returns for all periods since the date of Large Scale's incorporation. Large Scale has delivered to Biosource true and complete copies of federal, state, local and foreign Tax Returns for each of the years ended December 31, 1997, 1996 and 1995 and all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes. Large Scale will provide to Biosource copies of any such reports or written assertions received after the date hereof within ten days of their first being received by Large Scale. None of the Tax Returns filed by Large Scale is or has been subject of an audit. Large Scale has complied with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over (and up to the Effective Time will have timely collected or withheld and paid over) to the proper governmental entities all amounts required to be so collected or withheld and paid over for all periods up to the Effective Time under all applicable laws. There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to Large Scale, and no request for any such waiver or extension is pending. There are no Tax rulings, requests for rulings or closing agreements relating to Large Scale that could affect its liability for Taxes for any period after the Effective Time. Large Scale does not have any contractual obligation to indemnify any other person with


                                   15 of 39.

respect to Taxes, or any obligation to make distributions in respect of Taxes. No claim has ever been made by a taxing authority in a jurisdiction where Large Scale does not file Tax Returns that Large Scale is or may be subject to taxation by such jurisdiction. No power of attorney has been granted by Large Scale with respect to any matter relating to Taxes, which power of attorney is currently in force. Large Scale has not filed a consent under Section 341(f) of the Code or any comparable provision of state law. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form, including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information reports and returns required to be filed with respect to Taxes.

        3.16 Properties. Except as set forth in Section 3.16 of the Large Scale Disclosure Schedule, Large Scale has good and marketable title, free and clear of all liens, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, except (i) as would not result in a Material Adverse Effect, and (ii) liens arising in the ordinary course of business. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Large Scale are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Large Scale's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

        3.17 Contracts. Section 3.17 of the Large Scale Disclosure Schedule sets forth a list of the following written agreements, contracts, instruments, guaranties, or commitments to which Large Scale is a party or by which or to which any of such company's assets or properties are bound or subject ("Contracts"), true and complete copies of which have been provided to
Biosource:

                (a) Contracts in effect on the Effective Date with any current or former officer, director, employee, consultant, agent, representative or security holders, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

                (b) Contracts for the purchase, sale or lease of materials, supplies, equipment, goods, research and development, or capital assets, or the receipt of services, the performance of


                                   16 of 39.

which will extend over a period of more than one year or involve consideration in excess of $50,000;

                (c) Contracts currently in effect that were entered into in the ordinary course of business and that involve payment of consideration to or by Large Scale in excess of $50,000;

                (d) Contracts for the sale of any assets or properties of Large Scale other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any assets or properties of Large Scale;

                (e) Contracts establishing joint ventures or partnerships;

                (f) Contracts establishing franchise, distribution or sales agency arrangements;

                (g) Contracts under which Large Scale agrees to indemnify any party other than Contracts entered into in the ordinary course of business;

                (h) Contracts containing obligations or liabilities of any kind to holders of the capital stock of Large Scale as such;

                (i) Contracts relating to the acquisition by Large Scale of any operating business or any capital stock of any other person or entity;

                (j) Contracts containing options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $50,000;

                (k) Contracts requiring the payment to any person of any override or similar commission or fee;

                (l) Contracts for the borrowing of money;

                (m) Contracts calling for an aggregate purchase price or payments by Large Scale in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any related series of Contracts); and

                (n) any other Contracts that were not made in the ordinary course of business and that are, individually or in the aggregate, material to Large Scale.

                Each Contract conforming to any of 3.17(a)-3.17(n) shall constitute a "Material Contract," and with respect to each such Material
Contract:

                (A) each is legal, valid and binding, is enforceable in accordance with its terms, and is in full force and effect;

                (B) each will continue to be legal, valid and binding, enforceable in accordance with its terms, and in full force and effect on identical terms following the Transaction;


                                   17 of 39.

                (C) neither Large Scale nor, to the knowledge of the Management Group, Large Scale or any officer or director of Large Scale, or any other party to the Material Contract is in breach or default under the terms of such Material Contract, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Large Scale, or, to the knowledge of Large Scale, the Management Group or any officer or director of Large Scale, by any other party, or permit termination, modification or acceleration under the Material Contract; and

                (D) neither Large Scale nor, to the knowledge of the Management Group, Large Scale or any officer or director of Large Scale, or any other party to the Material Contract has repudiated any material provision of the Contract.

        3.18 Affiliates. Section 3.18 of the Large Scale Disclosure Schedule sets forth the name and address of each person who is, in Large Scale's reasonable judgment, an Affiliate of Large Scale. For the purpose of this Agreement, "Affiliate" shall mean, with respect to any specified party, any other person or party that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified party.

        3.19 Brokers. Except as set forth in Section 3.19 of the Large Scale Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Large Scale.

        3.20 Certain Business Practices. None of Large Scale or any directors, officers, agents or employees of Large Scale (in their capacities as such) has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

        3.21 Transaction Expenses. Section 3.21 of the Large Scale Disclosure Schedule sets forth Large Scale's current, good faith, itemized estimate of the fees and expenses Large Scale will incur in connection with consummating the Transaction and the other transactions contemplated hereby.

        3.22 Interested Party Transactions. Except as set forth in Section 3.22 of the Large Scale Disclosure Schedule, since October 31, 1998 no executive officer, director or stockholder of Large Scale has engaged in any business dealings with Large Scale. Except for normal compensation received as employees or directors, no officer, director or stockholder of Large Scale, and no entity known by Large Scale to be controlled by any officer, director or stockholder of Large Scale:

                (a) is directly or indirectly engaged in business as a competitor, lessor, lessee, customer or supplier of Large Scale; owns directly or indirectly any interest (excepting no more


                                   18 of 39.

than five percent stockholdings for investment purposes in securities of publicly held companies) in any Person that is directly or indirectly engaged in business as a competitor, lessor, lessee, franchisee, customer or supplier of Large Scale; or is an officer, director, employee or consultant of any such person;

                (b) owns directly or indirectly, in whole or in part, any material tangible or intangible property that Large Scale uses;

                (c) has any cause of action or other claim whatsoever against, or owes any amount to, Large Scale, except for claims in the ordinary course of business, such as for accrued vacation pay, and similar matters in agreements existing on the date hereof; or

                (d) has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of Large Scale is a partner or stockholder (excepting no more than five percent stockholdings for investment purposes in securities of publicly held companies).

        3.23 Business Activity Restrictions. There is no agreement (noncompetition or otherwise), commitment, judgment, injunction, order or decree to which Large Scale or any officer, employee or consultant of Large Scale is a party or that otherwise is binding upon Large Scale or such officer, employee or consultant that has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Large Scale, any acquisition of property (tangible or intangible) by Large Scale or the conduct of business by Large Scale. Large Scale has not entered into any agreement under which Large Scale is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF SECURITYHOLDER

        The Securityholder hereby represents to Biosource that:

        4.1 Authorization. Securityholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (to the extent such transactions involve the Securityholder). This Agreement has been (or upon execution will have been) duly executed and delivered by Securityholder, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes (or upon execution will constitute) legal, valid and binding obligations of Securityholder, enforceable against Securityholder in accordance with its terms.

        4.2 Title. The Securityholder owns _______ shares of Common Stock of Large Scale free and clear of any liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances or options or claims of any kind or nature whatsoever and there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Securityholder in any respect in connection with any shares of LSB.


                                   19 of 39.

        4.3 Purchase Entirely for Own Account. This Agreement is made with Biosource, Large Scale, the Management Group and the Securityholder in reliance upon Securityholder's representation that the Biosource Shares to be received by Securityholder will be acquired for investment for the Securityholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Securityholder has no present intention of selling, granting any participation in, or otherwise distributing the same, except in each case for any subsequent resale or distribution effected pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") or an available exemption from the registration requirements thereof.

        4.4 Disclosure of Information. The Securityholder believes that he has received all of the information he considers necessary or appropriate for deciding whether to acquire the Biosource Shares.

        4.5 Investment Experience. The Securityholder can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Biosource Shares.

        4.6 Restricted Securities. The Securityholder understands that the Biosource Shares he is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Securityholder is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        4.7 Legends. It is understood that the certificates evidencing the Biosource Shares may bear one or all of the following legends:

                (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Biosource Technologies, Inc. that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                (b) Any legend required by the laws of any applicable jurisdiction or any other state.

                                    ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF BIOSOURCE

                Biosource hereby represents and warrants to Large Scale, the Management Group, and the Securityholder that:

        5.1 Organization and Qualification; Subsidiaries. Biosource and each subsidiary of Biosource (the "Biosource Subsidiaries") have been duly organized and are validly existing and in good standing (to the extent applicable) under the laws of the jurisdictions of their respective incorporation or organization, as the case may be, and have the requisite corporate power and


                                   20 of 39.

authority and all necessary governmental approvals to own, lease and operate their properties and to carry on their business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Biosource and each Biosource Subsidiary are duly qualified or licensed to do business, and are in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

        5.2 Articles of Incorporation and Bylaws. Biosource has heretofore furnished Large Scale with true, complete and correct copies of its Articles of Incorporation and Bylaws. Such Articles of Incorporation and Bylaws are in full force and effect. Biosource is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

        5.3 Capitalization. As of October 31, 1998, the authorized capital stock of Biosource consists of 20,000,000 shares of common stock ("Biosource Common Stock") of which 6,151,533 shares were issued and outstanding; and 10,000,000 shares of preferred stock ("Biosource Preferred Stock"), of which 666,667 shares have been designated as Series A Preferred Stock, all of which were issued and outstanding; 878,003 shares have been designated as Series B Preferred Stock, all of which were issued and outstanding; 344,050 shares have been designated as Series C Preferred Stock, 339,963 shares of which were issued and outstanding; 750,000 shares have been designated as Series D Preferred Stock, 435,173 of which shares were issued and outstanding; 146,875 shares have been designated Series E Preferred Stock, none of which were issued and outstanding; and 1,000,000 shares have been designated Series F Preferred Stock, all of which are issued and outstanding. All of the issued and outstanding shares of Biosource Common Stock and Biosource Preferred Stock are validly issued, fully paid and nonassessable. As of December 31, 1998, the following warrants, options and similar rights to purchase capital stock were outstanding: a warrant to purchase 29,322 shares of Common Stock; a warrant to purchase 1,232,061 shares of Common Stock; warrants to purchase up to an aggregate of 146,875 shares of Series E Preferred Stock; and options to purchase up to 1,439,231 shares of Common Stock held by employees, directors, officers and consultants of Biosource. All shares of Biosource Common Stock and Biosource Preferred Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The shares of Biosource Common Stock and Biosource Preferred Stock when issued and delivered in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable. Each outstanding share of capital stock of each Biosource Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Biosource or another Biosource Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Biosource's or such other Biosource Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no material outstanding contractual obligations of Biosource or any Biosource Subsidiary to provide


                                   21 of 39.

funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Biosource Subsidiary or any other entity.

        5.4 Authority Relative to This Agreement. Biosource has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Biosource and the consummation by Biosource of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Biosource are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Biosource and, assuming the due authorization, execution and delivery by Large Scale, the Management Group and the Securityholder, constitutes the legal, valid and binding obligation of Biosource, enforceable against Biosource in accordance with its terms.

        5.5 No Conflict; Required Filings And Consents.

                (a) The execution and delivery of this Agreement by Biosource does not, and the performance by Biosource of their obligations hereunder and the consummation of the Transaction will not, (i) conflict with or violate any provision of the certificate or articles of incorporation, as the case may be, or bylaws of Biosource or any equivalent organizational documents of any Biosource Subsidiary, or (ii) assuming that all requisite consents, approvals, authorizations and permits have been obtained and all filings and notifications described in Section 5.5(b) have been made, conflict with or violate any law applicable to Biosource or any Biosource Subsidiary or by which any property or asset of Biosource or any Biosource Subsidiary is bound or affected, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Biosource or any Biosource Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which are not reasonably expected, individually or in the aggregate, (A) to have a Material Adverse Effect or (B) to prevent or materially delay the performance by Biosource of its obligations pursuant to this Agreement or the consummation of the Transaction.

                (b) The execution and delivery of this Agreement by Biosource does not, and the performance by Biosource of its obligations hereunder and the consummation of the Transaction will not, require any consent, approval, authorization or permit for, or filing by Biosource with or notification by Biosource to, any governmental entity, except (i) pursuant to applicable requirements of the Securities Act, Blue Sky Laws, and state takeover laws, if any, (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected, individually or in the aggregate, (A) to have a Material Adverse Effect or (B) to prevent or materially delay the performance by Biosource of its obligations pursuant to this Agreement or the consummation of the Transaction.


                                   22 of 39.

        5.6 Permits; Compliance with Laws. Biosource and each Biosource Subsidiary is in possession of (i) all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any governmental entity necessary for Biosource or any Biosource Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted and (ii) agreements from all federal, state, foreign and local governmental agencies and accrediting and certifying organizations having jurisdiction over such facility or facilities that are required to operate the facility or facilities in the manner in which it or they are currently operated (collectively, the "Biosource Permits"), except where the failure to have, or the suspension or cancellation of, any of the Biosource Permits is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Biosource Permits is pending or, to the knowledge of Biosource, threatened, except where the failure to have, or the suspension or cancellation of, any of the Biosource Permits is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

        5.7 Private Placement Memo. Biosource represents and warrants that, to the best of its knowledge after reasonable investigation, the statements made in the Information Statement distributed by Biosource to the Securityholder in connection with the Transaction are true and correct in all material respects and do not contain any untrue statements of material fact nor do such statements omit to state any material fact necessary to make the statements therein not misleading.

        5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Biosource.

                                    ARTICLE 6
                                    COVENANTS

        6.1 Conduct of Business by Large Scale Pending the Closing. Large Scale agrees that, between the date of this Agreement and the Effective Time, unless Biosource shall otherwise agree in writing, (x) the business of Large Scale shall be conducted only in, and Large Scale shall not take any action except in, the ordinary course of business consistent with past practice, (y) Large Scale shall use reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Large Scale and to preserve the current relationships of Large Scale with such of the corporate partners, customers, suppliers and other persons with which Large Scale has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Large Scale shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Biosource, which consent shall not be unreasonably withheld or delayed:

                (a) amend or otherwise change its Certificate of Incorporation or Bylaws;


                                   23 of 39.

                (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Large Scale of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Large Scale except for (A) issuances of Large Scale Common Stock pursuant to options, warrants and convertible Large Scale capital stock outstanding on the date hereof and (B) stock option grants of Large Scale; provided, however, that (x) such grants are at fair market value and at a level consistent with past practice, (y) Biosource has received notice of Large Scale's intention to grant such options and has consented thereto in writing (which consent shall not be unreasonably withheld) and (z) the aggregate amount of such granted options does not exceed 161,500 shares of Large Scale Common Stock, or (ii) any material property or assets of Large Scale;

                (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Large Scale Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Large Scale taken as a whole; (iv) enter into any contract or agreement that is not cancelable without penalty upon not more than 60 days' notice; (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for calendar year 1999 and disclosed to Biosource prior to the date hereof; or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.1(c);

                (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                (e) amend or change the period (or permit any acceleration, amendment or change to the period) of exercisability of options granted under the Large Scale Stock Plans or authorize cash payments in exchange for any stock options granted under any of such plans;

                (f) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing;

                (g) increase the compensation payable or to become payable to, or pay or enter into any agreement or understanding to pay any bonus to, its directors, officers, consultants or employees (other than increases in compensation for non-officer employees that are in the ordinary course of business consistent with past practice and the payment of bonuses to non-officer employees that are in the ordinary course of business consistent with past practice and pursuant to objective written criteria established by the board of directors of Large Scale provided that Biosource has received notice of Large Scale's intention to implement such increase and has consented thereto in writing (which consent shall not be unreasonably


                                   24 of 39.

withheld)), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Large Scale that would be triggered by the Transaction with, any director, officer, consultant or other employee of Large Scale who is not currently entitled to such benefits, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Large Scale, except to the extent required by applicable law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Large Scale and any of Large Scale's directors, officers, consultants or employees;

                (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the consolidated balance sheet of Large Scale dated as of October 31, 1998 and only to the extent of such reserves;

                (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. GAAP;

                (j) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of Large Scale dated as of October 31, 1998 and only to the extent of such reserves;

                (k) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, any Affiliate of Large Scale or of any principal stockholder of Large Scale, other than any such transactions or payments pursuant to the agreements set forth on Section 6.1(k) of the Large Scale Disclosure Schedule; or

                (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Large Scale contained in this Agreement untrue or incorrect or prevent Large Scale from performing or cause Large Scale not to perform its covenants hereunder or result in any of the conditions to the Transaction set forth herein not being satisfied.

        6.2 Conduct Of Business by Biosource Pending the Closing. Biosource agrees that, between the date of this Agreement and the Effective Time, unless Large Scale shall otherwise agree in writing, (x) the business of Biosource and the Biosource Subsidiaries shall be conducted only in, and Biosource and the Biosource Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice, (y) Biosource and the Biosource Subsidiaries shall use reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Biosource and the Biosource Subsidiaries and


                                   25 of 39.

to preserve the current relationships of Biosource and the Biosource Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Biosource or any Biosource Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, neither Biosource nor any Biosource Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Large Scale, which consent shall not be unreasonably withheld or delayed:

                (a) amend or otherwise change its Articles of Incorporation or Bylaws (except as reasonably necessary to complete the Transaction);

                (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that Biosource may pay dividends or make other distributions to any Biosource Subsidiary;

                (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except pursuant to existing agreements;

                (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any stock option plans or authorize cash payments in exchange for any stock options granted under any of such plans;

                (e) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Biosource Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Biosource Subsidiary, or propose to do any of the foregoing;

                (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S. G.A.A.P.;

                (g) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of Biosource dated as of December 31, 1998 and only to the extent of such reserves;

                (h) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Biosource contained in this Agreement untrue or incorrect or prevent Biosource from performing or cause Biosource not to perform its covenants hereunder or result in any of the conditions to the Transaction set forth herein not being satisfied.

        6.3 Notices of Certain Events. Each of Biosource and Large Scale shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transaction; (ii) any notice or other communication from any governmental entity in connection with the Transaction; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Biosource, Biosource


                                   26 of 39.

Subsidiaries, or Large Scale that relate to the consummation of the Transaction;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and
(v) any change that could reasonably be expected to have a Material Adverse Effect or to delay or impede the ability of either Large Scale or Biosource to perform its obligations pursuant to this Agreement and to effect the consummation of the Transaction.

        6.4 Access to Information; Confidentiality.

                (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Biosource, the Biosource Subsidiaries or Large Scale is a party or pursuant to applicable law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Biosource and Large Scale shall (and Biosource shall cause the Biosource Subsidiaries to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                (b) Biosource and Large Scale shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements with respect to the information disclosed pursuant to this Section 6.4.

        6.5 No Solicitation of Transactions. Through the earlier of the Effective Time or February 28, 1999, Large Scale shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, a transaction involving a change of control of Large Scale, the sale of all or substantially all of Large Scale's assets, a merger consolidation or reorganization of or with Large Scale or any other party, the sale of 25% or more of Large Scale's stock or other similar transaction (collectively, "Other Transaction"), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Other Transaction, or agree to or endorse any Other Transaction, or authorize or permit any of the officers, directors or employees of Large Scale, or any investment banker, financial advisor, attorney, accountant or other representative retained by Large Scale, to take any such action. Large Scale shall notify Biosource promptly, and in no event later than three (3) business days after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding an Other Transaction is made. Large Scale immediately shall


                                   27 of 39.

cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Other Transaction. Large Scale shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Large Scale shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 6.5.

        6.6 Further Action; Consents; Filings.

                (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transaction, (ii) obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Biosource, or Large Scale or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transaction and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Transaction required under (A) the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable federal or state securities laws, if any, and (B) any other applicable law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Transaction at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                (b) Each of the parties hereto shall promptly give (or cause their respective subsidiaries to give) any notices regarding the Transaction, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable law or by any contract, license, lease or other agreement to which it or any of its subsidiaries is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Transaction or the other transactions contemplated by this Agreement.

        6.7 Employee Matters. To the extent permitted under the terms of the applicable Biosource benefit plans, all Large Scale employees shall be eligible to participate in the various benefit plans and programs maintained for Biosource employees or in substantially similar programs. Large Scale employees shall be given credit, for purposes of any service requirements for participation, for their period of service with Large Scale prior to the Effective Time, and the Large Scale employees shall also, with respect to any Biosource plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such employees have paid to date in the plan year of the Transaction in co-payments, deductibles or co-insurance under comparable programs maintained by Large Scale prior to the Effective Time.


                                   28 of 39.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

        7.1 Public Announcements. Biosource and Large Scale shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transaction and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable law, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement. The Securityholder shall not, except as an agent of Biosource or Large Scale pursuant to the foregoing, make any public statement with respect to this Agreement or the Transaction.

        7.2 Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the securities of Biosource to be issued in accordance with the provisions of this Agreement.

        7.3 Directors. Immediately prior to the Effective Time, Norman G. Anderson shall resign from and Robert L. Erwin shall be appointed to the Large Scale Board of Directors, and Constance L. Seniff and John Taylor shall resign and John S. Rakitan shall be appointed to the Board of Directors of Large Scale. Immediately after the Effective Time, Biosource shall appoint N. Leigh Anderson and Robert J. Walden to the Biosource Board of Directors, which, taking into account such appointments, shall consist of 11 members. Thereafter, N. Leigh Anderson and Robert J. Walden shall be included in the board slate for Biosource nominated by Biosource management; provided, however, in order for N. Leigh Anderson or Robert J. Walden to be so nominated, each such individual shall be an employee of Large Scale and/or Biosource and a shareholder of Biosource .

                                    ARTICLE 8
                          CONDITIONS TO THE TRANSACTION

        8.1 Conditions to the Obligations of Each Party to Consummate the Transaction. The obligations of the parties hereto to consummate the Transaction, or to permit the consummation of the Transaction, are subject to the satisfaction or, if permitted by applicable law, waiver of the following conditions:

                (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other governmental entity shall have issued any order, which is then in effect and has the effect of making the Transaction illegal or otherwise prohibiting its consummation;

                (b) all consents, approvals and authorizations legally required to be obtained to consummate the Transaction (including the obtaining of permits to offer securities under all applicable Blue Sky laws and all necessary tax clearance approvals from tax authorities having jurisdiction over the business of Biosource or Large Scale) shall have been obtained from all governmental entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a change in or have an effect on the


                                   29 of 39.

business of Large Scale or Biosource that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Biosource and its subsidiaries, taken as a whole; and

        8.2 Conditions to the Obligations of Large Scale, the Management Group and the Securityholder. The obligations of Large Scale, the Management Group and the Securityholder to consummate the Transaction, or to permit the consummation of the Transaction, are subject to the satisfaction or, if permitted by applicable law, waiver of the following further conditions:

                (a) each of the representations and warranties of Biosource contained in this Agreement that is qualified by materiality shall be true, accurate, and complete on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Large Scale shall have received a certificate of the Chairman or President of Biosource to such effect; and

                (b) Biosource shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Large Scale shall have received a certificate of the Chairman or President of Biosource to that effect.

        8.3 Conditions to the Obligations of Biosource. The obligations of Biosource to consummate the Transaction, or to permit the consummation of the Transaction, are subject to the satisfaction or, if permitted by applicable law, waiver of the following further conditions:

                (a) Each of the representations and warranties of Large Scale and the Management Group contained in this Agreement that is qualified by materiality shall be true, accurate, and complete on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Biosource shall have received a certificate of the Chairman or President of Large Scale and the Management Group to such effect;

                (b) Large Scale shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Biosource shall have received a certificate of the Chairman or President and the Management Group of Large Scale to that effect;


                                   30 of 39.

                (c) There shall not be pending any action, proceeding, claim or counterclaim which seeks to or would, or any order, decree or injunction (whether preliminary, final or appealable) which would, require Biosource to hold separate or dispose of any of the stock or assets of Large Scale or impose material limitations on the ability of Biosource to control in any material respect the business, assets or operations of either Biosource or Large Scale;

                (d) Biosource shall have received audited financial statements of Large Scale for the fiscal year ended October 31,1998;

                (e) The events contemplated by Section 7.3 shall have occurred;

                (f) Biosource shall have procured at least eighty percent (80%) of the voting capital stock of Large Scale pursuant to the Transaction; and

                (g) Large Scale shall have redeemed all shares of its Class B Preferred Stock.

        8.4 Expiration of Offer to Securityholder. The offer contained in this Agreement shall expire and become invalid as to each Securityholder on February 28, 1999 at 11:59 p.m.

                                    ARTICLE 9
                                     CLOSING

        9.1 Effective Time. Unless sooner terminated pursuant to Section 10 hereof, the transactions contemplated by this Agreement shall be completed (the "Closing") on the first business day on which the last of the conditions contained in Article 8 hereof is fulfilled or waived (such day the "Closing Date," the moment at which all such conditions are so satisfied (the "Effective Time")). The Closing shall take place at the office of Brobeck, Phleger & Harrison, One Market, Spear Street Tower, San Francisco, California or at such other place or date as may be agreed to in writing by Biosource and Large Scale.

        9.2 Deliveries by Large Scale and Securityholder. At the Closing, Large Scale and the Securityholder, as applicable, shall deliver to Biosource, all duly and properly executed, the following:

                (a) Certificates representing the Tendered Large Scale Securities endorsed over to Biosource or accompanied by duly executed stock powers or similar instruments of transfer or, in the case of Tendered Large Scale Securities to be surrendered, instruments effecting such surrender;

                (b) A certificate from the Chairman or President of Large Scale and the Management Group, dated the Closing Date, containing the information required pursuant to Section 8.3;

                (c) Evidence reasonably satisfactory to Biosource of the cancellation of each Large Scale Option;

                (d) Proprietary Rights and Invention Assignment Agreements, in form mutually satisfactory to Large Scale and Biosource, executed by all Large Scale employees; and


                                   31 of 39.

                (e) Such other documents and instruments as the Securityholder, Large Scale or their counsel reasonably and in good faith shall deem necessary to consummate the transactions contemplated hereby.

                All documents delivered to Biosource under this Agreement shall be in form and substance satisfactory to Biosource.

        9.3 Deliveries by Biosource. At the Closing, Biosource, shall deliver, or cause to be delivered, to Large Scale and/or the Securityholder, as applicable, all duly and properly executed, the following:

                (a) The payment set forth in Section 2.2.

                (b) Certificates from the Chairman or President of Biosource, dated the Closing Date, containing the information required pursuant to Section 8.2.

                (c) Such options or warrants to purchase Biosource Shares as are required pursuant to Section 2.2 hereof.

                (d) Such other documents and instruments as Biosource or its counsel reasonably and in good faith shall deem necessary to consummate the transactions contemplated hereby.

                All documents delivered to Large Scale under this Agreement shall be in form and substance satisfactory to Large Scale.

        9.4 Further Assurances. At or after the Effective Time, each party shall prepare, execute, and deliver, at the preparer's expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to perfect, confirm, or evidence title to all or any part of the Large Scale Securities or to consummate, in any other manner, the terms and provisions of this Agreement.

                                   ARTICLE 10
                        TERMINATION, AMENDMENT AND WAIVER

        10.1 Termination. This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                (a) by mutual written consent duly authorized by the boards of directors of each of Biosource and Large Scale;

                (b) by either Biosource or Large Scale, if the Effective Time shall not have occurred on or before February 28, 1999; provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available to any party whose failure to fulfill an obligation under this Agreement has been the cause of the failure of the Transaction to occur on or before such date;


                                   32 of 39.

                (c) by either Biosource or Large Scale, if any governmental order, writ, injunction or decree preventing the consummation of the Transaction shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                (d) by Biosource, if the Board of Directors of Large Scale withdraws, modifies or changes its recommendation of this Agreement or the Transaction in a manner adverse to Biosource or its shareholders or shall have resolved to do so (which shall also constitute a material breach hereof);

                (e) by Biosource, upon a breach of any representation, warranty, covenant or agreement on the part of Large Scale or the Securityholder set forth in this Agreement, or if any representation or warranty of Large Scale or the Securityholder shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.3 would not be satisfied (a "Terminating Large Scale Breach"); provided, however, that if such Terminating Large Scale Breach is curable by Large Scale through the exercise of its reasonable efforts within 10 days and for so long as Large Scale continues to exercise such reasonable efforts, Biosource may not terminate this Agreement under this Section 10.1 and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
Section 10.1; and

                (f) by Large Scale or the Securityholder, upon breach of any representation, warranty, covenant or agreement on the part of Biosource set forth in this Agreement, or if any representation or warranty of Biosource shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.2 would not be satisfied (a "Terminating Biosource Breach"); provided, however, that if such Terminating Biosource Breach is curable by Biosource through the exercise of its reasonable efforts within 10 days and for so long as Biosource continues to exercise such reasonable efforts, neither Large Scale nor the Securityholder may terminate this Agreement under this Section 10. 1; and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
Section 10.1.

        10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to each party's ability to pursue remedies for breach; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

        10.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        10.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any


                                   33 of 39.

other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        10.5 Expenses. All expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such expenses, whether or not the Transaction is consummated.

                                   ARTICLE 11
                               GENERAL PROVISIONS

        11.1 Survival of Representations and Warranties; Management Group Liability; Arbitration.

                (a) Each of the representations and warranties of Biosource and the representations and warranties of Large Scale and the Management Group found in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 3.8, 3.9(a)(i), 3.12, 3.14, and 3.23 (the
"Surviving Large Scale Representations") of this Agreement, and all statements related to said Biosource representations and warranties and Surviving Large Scale Representations contained in this Agreement, the Exhibits to this Agreement, the Large Scale Disclosure Schedule and any certificate, financial statement, interim financial statement or report or other document delivered pursuant to this Agreement including, but not limited to, the Information Statement, or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until two
(2) years after the date of this Agreement (the "Representation Survival Period"). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                (b) Subject to the following limitations, the individuals comprising the Management Group shall jointly and severally indemnify Biosource against any loss which Biosource may suffer as a result of the breach of any of the Surviving Large Scale Representations occurring within the Representation Survival Period. Notwithstanding the foregoing, Biosource may not make any claims against the individuals comprising the Management Group unless and until an officers' certificate approved by the Biosource Board of Directors, executed by any officer of Biosource and identifying damages which exceed two million dollars ($2,000,000) (a "Qualifying Claim") has been delivered to Robert J. Walden, as agent for the Management Group, or his successor. Upon receipt of an officers' certificate establishing a Qualifying Claim, Mr. Walden (or his successor) shall within fifteen (15) days either (i) provide for satisfaction of the Qualifying Claim, including all amounts set forth in such claim, up to but not exceeding, on a cumulative basis for all Qualifying Claims, five million dollars ($5,000,000), by the Management Group or (ii) if the Management Group, or any individual thereof, disputes in good faith the facts and/or damages which support the Qualifying Claim, submit a written notice of contest to the Chairman of the Board or President of Biosource (a "Contest Notice"). In the event that the Management Group chooses to provide satisfaction of the Qualifying Claim, the Management Group shall remit payment in satisfaction of the Qualifying Claim to Biosource in the form of the Biosource shares tendered to the Management Group pursuant to this Agreement, which shall be valued at the higher of (i) the fair market value


                                   34 of 39.

of such shares on the date of transfer, or (ii) ten dollars ($10) per share (as adjusted for stock splits, dividends, etc.). Further, the Management Group shall have no liability to Biosource pursuant to this Section 11.1 hereof upon: (i) the sale of shares by Biosource to the public in an initial public offering;
(ii) the acquisition of Biosource by another entity by means of merger (other than a merger which solely effects a change of domicile), tender offer or consolidation, where, after such merger, tender offer or consolidation, less than fifty percent (50%) of the surviving entity is held by persons who were shareholders of Biosource prior to such merger, tender offer, or consolidation; or (iii) as to any individual member of the Management Group, the termination of such individual by Biosource other than for cause.

                (c) Upon receipt of a Contest Notice, Biosource and the Management Group shall attempt in good faith to resolve the dispute forming the basis of the Contest Notice (the "Indemnification Dispute") with five (5) calendar days. If after such time, Biosource and the Management Group are unable to resolve the Indemnification Dispute, the parties shall submit to arbitration conducted by JAMS/Endispute in San Francisco, California (which submission shall be accompanied by a demand for arbitration under applicable arbitration rules). Such arbitration shall be conducted before a single arbitrator selected by agreement of the parties hereto in accordance with the rules of JAMS/Endispute Comprehensive Rules of Commercial, Real Estate and Construction Cases (www.jamsendispute.com). If the parties are unable to agree to a single arbitrator within three (3) calendar days of demand for arbitration, JAMS/Endispute shall appoint the arbitrator who shall be experienced with resolving corporate acquisition-related disputes. The arbitrator shall not be empowered to award damages in excess of compensatory damages and the arbitration shall be resolved with thirty (30) calendar days of its initiation. Judgement upon any decision rendered by the arbitrator may be entered by any court having jurisdiction. The procedures set forth in this Section 11.1 (c) are the sole and exclusive procedures for the resolution of disputes among the parties arising out of or related to this Section 11.1 of the Agreement and no other Section of this Agreement shall be governed by this Section 11.1 (c); provided, however, that any party may seek a preliminary injunction or other provisional judicial relief if, in its sole judgement, such action is necessary to avoid irreparable damage or to preserve the status quo. All pending court action shall be stayed and all applicable statutes of limitation and defenses based on the passage of time shall be tolled while alternative dispute resolution efforts are pursued. The parties shall take such action, if any, necessary to effectuate such stay or tolling

        11.2 Notices.

                All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2).

        11.3 Severability.

                If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this


                                   35 of 39.

Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the Transaction may be consummated as originally contemplated to the fullest extent possible.

        11.4 Assignment; Binding Effect, Benefit.

                Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Biosource may assign its rights, interests and obligations hereunder to any successor or parent entity of Biosource whose shares are registered under Section 12 of the Exchange Act (or will be so registered at the Effective Time). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

        11.5 Incorporation of Exhibits The Large Scale Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

        11.6 Governing Law This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without reference to conflict of law principles.

        11.7 Waiver of Jury Trial Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

        11.8 Headings The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.9 Counterparts This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        11.10 Entire Agreement This Agreement (including the Exhibits and the Large Scale Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties


                                   36 of 39.

with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers "hereunto duly authorized.

BIOSOURCE TECHNOLOGIES, INC.                   LARGE SCALE BIOLOGY CORPORATION
By: /s/ Robert L. Erwin                        By: /s/ N. Leigh Anderson
   -----------------------------                  ----------------------------
Name:   Robert L. Erwin                        Name:   N. Leigh Anderson
Title:  Chairman                               Title:  President and CEO

3333 Vaca Valley Parkway                       9620 Medical Center Drive
Vacaville, California 95688                    Rockville, Maryland 20850
Telephone: (707) 446-5501                      Telephone: (301) 424-5989
Telecopy: (707) 446-3917                       Telecopy: (301) 762-4892
Attention: Robert L. Erwin                     Attention: N. Leigh Anderson

with a copy to:                                with a copy to:

Brobeck, Phleger & Harrison                    Steptoe & Johnson
One Market, Spear Street Tower                 1330 Connecticut Avenue, N.W
San Francisco, California 94105                Washington, DC 20036
Telephone: (415) 442-0900                      Attention: Terence P. Quinn
Telecopy: (415) 442-1010
Attention: Ronald B. Moskovitz

SECURITYHOLDER                                 MANAGEMENT GROUP

Signature:                                     Signature:
          ----------------------                         -----------------------
Name:                                          Name:     N. Leigh Anderson
     ---------------------------
                                               Signature:
Address:                                                 -----------------------
        ------------------------               Name:     Constance L. Seniff

        ------------------------               Signature:
                                                         -----------------------
        ------------------------               Name:     Robert J. Walden

        ------------------------
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